Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-238702 on Amendment No. 1 to Form S-1 of our report dated April 1, 2020 and July 15, 2020 as to the effects of the reverse stock split described in Note B and Note L relating to the financial statements of Morgan Group Holding Co. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
July 15, 2020